Exhibit 16.1

WithumSmith+Brown, PC
A Professional Corporation
Certified Public Accountants and Consultants

One Spring Street New Brunswick, NJ 08901 732.828.1614 fax 732.828.5156 www.withum.com Additional Offices in New Jersey, New York, Pennsylvania, Maryland, Colorado and Florida	January 26, 2011

Securities and Exchange Commission
Washington, D.C. 20549

Re: JBI, Inc. (Commission File No. 000-52444)

Ladies and Gentlemen:

We have read JBI, Inc.'s statements included under Item 4.01 of its Form 8-K, dated January 26, 2011, and we agree with such statements concerning our firm.

Very truly yours,

/s/ WithumSmith+Brown, PC

WithumSmith+Brown, PC
New Brunswick, NJ